As filed with the Securities and Exchange Commission on January 14, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

Registration Statement Under the Securities Act of 1933

HYBRIDON, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3072298
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Vassar Street
Cambridge, Massachusetts 02139
(617) 679-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen R. Seiler
Chief Executive Officer
345 Vassar Street
Cambridge, Massachusetts 02139
(617) 679-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David E. Redlick, Esq.
Stuart M. Falber, Esq.
Hale and Dorr llp
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Fax: (617) 526-5000

     Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐            .

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐             .

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum
		Aggregate Offering	Proposed Maximum
Title of Each Class of	Amount To Be	Price Per Share	Aggregate Offering	Amount of
Securities to be Registered (1)	Registered	(2)(3)(4)	Price(2)(3)(4)	Registration Fee (3)

Common Stock, $0.001 par value per share (5)	20,000,000 (6)	$1.04	$20,800,000	$1,682.72
Warrants to purchase Common Stock	(6)	(7)	(7)	(7)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	The proposed maximum per share and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s common stock on the American Stock Exchange on January 8, 2004.

(4)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(5)	The aggregate amount of common stock registered hereunder is limited, with respect to at the market offerings, to that which is permissible under Rule 415(a)(4) under the Securities Act. Each share of common stock being registered hereunder, if issued prior to the termination of the Rights Agreement, dated as of December 10, 2001, between the registrant and Mellon Investor Services, L.L.C., as rights agent, includes rights to purchase shares of series C junior participating preferred stock. Prior to the occurrence of certain events, none of which has occurred as of the date hereof, the rights will not be exercisable or evidenced separately from the common stock.

(6)	20,000,000 shares of common stock are being registered hereby. These shares may include up to 20,000,000 shares of common stock issued directly under this registration statement or up to 20,000,000 shares of common stock issued upon exercise of the warrants registered hereby, provided that in no event shall the total number of shares of common stock issued directly under this registration statement or upon exercise of the warrants registered hereby exceed 20,000,000 in the aggregate. The securities registered hereby also include a currently indeterminable number of shares of common stock, which may be issued from time to time pursuant to the antidilution provisions of the securities registered hereunder.

(7)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the warrants as they are being registered in the same registration statement as the common stock offered pursuant thereto.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 14, 2004

20,000,000 Shares

HYBRIDON, INC.

Common Stock
Warrants

     We may issue from time to time common stock and warrants to purchase common stock. The total number of shares of common stock that we may issue under this prospectus or that we may issue upon exercise of warrants issued under this prospectus will not exceed 20,000,000. We refer to the common stock and the warrants to purchase common stock collectively as the securities. We may sell the securities to or through underwriters, directly to investors or through agents. We will specify the terms of securities, and names of any underwriters or agents, in supplements to this prospectus.

     Our common stock is traded on the American Stock Exchange under the symbol “HBY.”

     Investing in the securities involves risks. See “Risk Factors” on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated      , 2004

ABOUT THIS PROSPECTUS
HYBRIDON, INC.
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
THE SECURITIES WE MAY OFFER
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
SIGNATURES
EXHIBIT INDEX
EX-5.1 OPINION AND CONSENT OF HALE AND DORR LLP
EX-23.2 CONSENT OF ERNST & YOUNG LLP

     You should rely only on the information contained in this prospectus, including information incorporated by reference as described below, or in any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this prospectus or such prospectus supplement or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement, which we refer to below as the registration statement, that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus contains a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In the prospectus supplement, we also may supplement, update or change information contained in this prospectus.

HYBRIDON, INC.

     We are engaged in the discovery and development of novel therapeutics using synthetic DNA. Our activities are primarily based on two technology platforms:

•	Our immunomodulatory oligonucleotide, or IMO, technology uses synthetic DNA that contains specific sequences that mimic bacterial DNA to modulate responses of the immune system; and

•	Our antisense technology uses synthetic DNA to block the production of disease causing proteins at the cellular level.

     Our executive offices are located at 345 Vassar Street, Cambridge, MA 02139, our telephone number is (617) 679-5500 and our Internet address is www.hybridon.com. The information on our Internet website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus. Our website address is included in this prospectus as an inactive technical reference only. Our name and logo and the names of our products are trademarks or registered trademarks of ours. Unless the context otherwise requires, references in this prospectus to “Hybridon,” “we,” “us,” and “our” refer to Hybridon, Inc.

RISK FACTORS

     Investing in our securities involves risk. Please see the risk factors described in the prospectus supplement which accompanies this prospectus and in our periodic reports which we file with the SEC and incorporate by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this prospectus or in any prospectus supplement or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, particularly the factors referenced under the heading “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus, in any prospectus supplement and in the documents we incorporate by reference in this prospectus. We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

     Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for research and product development activities, including costs of conducting preclinical studies and clinical trials, and for working capital and other general corporate purposes.

     We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

THE SECURITIES WE MAY OFFER

     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

     We may sell from time to time, in one or more offerings, one or more of the following securities:

•	common stock; and

•	warrants to purchase common stock.

     The total number of shares of common stock that we may issue in these offerings or upon exercise of warrants issued in these offerings will not exceed 20,000,000.

     This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

     For a description of the material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock, please see the applicable prospectus supplement, as well as the description of our capital stock in our Registration Statement on Form 8-A dated December 4, 2003 which is incorporated by reference in this prospectus.

DESCRIPTION OF WARRANTS

     The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms we describe below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement.

General

     We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from the common stock.

     We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement or by warrant agreements that we will enter into directly with the purchasers of the warrants. If we evidence warrants by warrant certificates, we will enter into the warrant agreement with a warrant agent. The warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

     We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the terms of the common stock with which the warrants are issued and the number of warrants issued with such common stock;

•	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the manner in which the warrants may be exercised, which may include by cashless exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	material federal income tax consequences of holding or exercising the warrants;

•	the terms of the common stock issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

     Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

     Each warrant will entitle the holder to purchase the number of shares of common stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

     Holders of the warrants may exercise the warrants by delivering to the warrant agent or us the warrant certificate or warrant agreement representing the warrants to be exercised together with specified information, and by paying the required amount to the warrant agent or us in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate or in the warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent or us in connection with such exercise.

     Upon receipt of the required payment and the warrant certificate or the warrant agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, at our offices or at any other office indicated in the applicable prospectus supplement, we will issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or warrant agreement are exercised, then we will issue a new warrant certificate or warrant agreement for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants or cancel some portion of the warrants as payment of all or part of the exercise price for warrants pursuant to a cashless exercise provision applicable to the warrants.

Enforceability of Rights by Holders of Warrants

     Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

PLAN OF DISTRIBUTION

          We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to or through underwriters for resale to the public or to investors; or

•	directly to investors.

          We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Agents

          We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters

          If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if they purchase any of the securities so offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Direct Sales

          We may also sell securities directly to one or more investors without using underwriters or agents.

          Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

          Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the American Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

          In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

          Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also effect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

          The validity of the securities offered hereby will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

          Ernst & Young LLP, independent auditors, have audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this registration statement. Our financial statements as of and for the year ended December 31, 2002 are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

          Our consolidated financial statements as of December 31, 2001 and 2000, and for each of the years then ended appearing in our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Arthur Andersen LLP, independent accountants. On August 31, 2002, Arthur Andersen LLP ceased practicing before the SEC. Therefore, Arthur Andersen LLP did not participate in the preparation of the Annual Report on Form 10-K, did not re-issue its audit report with respect to these financial statements and did not consent to the inclusion of its report in the Annual Report on Form 10-K or this prospectus. As a result, investors evaluating offers and purchasing securities pursuant to this prospectus may have no effective remedy against Arthur Andersen in connection with a material misstatement or omission in the financial statements to which its audit report relates. In addition, even if such investors were able to assert such a claim, because it has ceased operations, Arthur Andersen may fail or otherwise have insufficient assets to satisfy claims made by such persons that might arise under federal securities laws or otherwise with respect to Arthur Andersen’s audit report.

WHERE YOU CAN FIND MORE INFORMATION

          We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room

1024, Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s internet site at http://www.sec.gov.

          This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

          We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

          (1) Our Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC on March 31, 2003.

          (2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, as filed with the SEC on May 15, 2003.

          (3) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, as filed with the SEC on August 14, 2003.

          (4) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, as filed with the SEC on November 14, 2003.

          (5) Our Current Report on Form 8-K, as filed with the SEC on February 14, 2003.

          (6) Our Current Report on Form 8-K, as filed with the SEC on April 8, 2003.

          (7) Our Current Report on Form 8-K, as filed with the SEC on August 29, 2003.

          (8) Our Current Report on Form 8-K, as filed with the SEC on September 2, 2003.

          (9) Our Current Report on Form 8-K, as filed with the SEC on November 26, 2003.

          (10) Our Current Report on Form 8-K, as filed with the SEC on December 5, 2003.

          (11) The description of our capital stock contained in our Registration Statement on Form 8-A dated December 4, 2003, including any amendments or reports filed for the purpose of updating that description.

          (12) All of our filings pursuant to the Securities Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement.

          We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 345 Vassar Street, Cambridge, Massachusetts 02139, Attention: Investor Relations, (617) 679-5500.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by the registrant. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$1,683
Legal fees and expenses	30,000
Accounting fees and expenses	15,500
Miscellaneous	12,817

Total expenses	$60,000

Item 15. Indemnification of Directors and Officers.

          Article EIGHTH of the Registrant’s Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

          Article NINTH of the Registrant’s Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expense (including attorneys’ fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

          Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

          Article NINTH of the Registrant’s Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the full extent permitted by such law as so amended.

          Section 145 of the Delaware General Corporation law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expense incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

          Hybridon has obtained directors and officers insurance for the benefit of its directors and its officers.

Item 16. Exhibits and Financial Statement Schedules.

          The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this Registration Statement on Form S-3

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

     (2)  That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on January 9, 2004.

HYBRIDON, INC.

By:	/s/ Stephen R. Seiler

Stephen R. Seiler
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

          We, the undersigned officers and directors of Hybridon, Inc. hereby severally constitute and appoint Stephen R. Seiler, Robert G. Andersen and Sudhir Agrawal, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Hybridon, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of the date indicated below.

Signature	Title	Date

/s/ James B. Wyngaarden James B. Wyngaarden, M.D.	Chairman of the Board of Directors	January 9, 2004

/s/ Stephen R. Seiler Stephen R. Seiler	Chief Executive Officer and Director (Principal Executive Officer)	January 9, 2004

/s/ Sudhir Agrawal Sudhir Agrawal, D. Phil	President, Chief Scientific Officer and Director	January 12, 2004

/s/ Robert G. Andersen Robert G. Andersen	Chief Financial Officer, Vice President of Operations, Treasurer and Secretary (Principal Financial and Accounting Officer)	January 12, 2004

Signature	Title	Date

/s/ Youssef El-Zein Youssef El-Zein	Director	January 10, 2004

/s/ C. Keith Hartley C. Keith Hartley	Director	January 9, 2004

/s/ Anthony Georges Marcel Anthony Georges Marcel, M.D., Ph.D.	Director	January 9, 2004

/s/ William S. Reardon William S. Reardon, C.P.A	Director	January 12, 2004

/s/ Paul C. Zamecnik Paul C. Zamecnik, M.D.	Director	January 9, 2004

EXHIBIT INDEX

Exhibit No.	Description

1.1	The form of equity underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended.

4.2(2)	Amended and Restated By-laws of the Registrant.

4.3(2)	Specimen Certificate for shares of Common Stock, $.001 par value, of the Registrant.

4.4(3)	Rights Agreement dated December 10, 2001 by and between the Registrant and Mellon Investor Services LLC, as rights agent, as amended.

5.1*	Opinion of Hale and Dorr LLP.

23.1*	Consent of Hale and Dorr LLP, included in Exhibit 5.1.

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney. (See page II-4 of this Registration Statement).

*	Filed herewith.

(1)	Incorporated by reference to Exhibits to the Registrant’s Registration Statement on Form 8-A dated December 4, 2003.

(2)	Incorporated by reference to Exhibits to the Registrant’s Registration Statement on Form S-1. (File No. 33-99024)

(3)	Incorporated by reference to Exhibits to Registrant’s Registration Statement on Form S-3 (File No. 333-109630).